Exhibit 99.1

BUSINESS DEVELOPMENT UPDATE	June 23, 2009

Since the release of our previous update in May 2009, the following business items have developed:

▪	MATECH has administratively signed a contract with HNTB to inspect structures for PennDOT for this coming inspection season. This contract has now been approved by PennDOT and is proceeding forward.
▪
MATECH has presented jointly with Northrop Grumman at the International Bridge Conference in Pittsburgh, PA.  TV coverage was obtained on this presentation with MATECH’s COO.  This presentation spurred interest from various engineering firms at and since the conference.

▪	MATECH is in talks with a large east coast city DOT on a high profile long-span project to be performed in conjunction with Northrop Grumman and an EFS service provider on the East Coast.
▪	MATECH is in talks with an east coast state DOT about moving forward on a delayed project form last year.
▪	MATECH has resumed talks with a large multi-national corporation about working for two DOT’s in the Midwest on a particular long-span bridge.
▪
MATECH has now trained personnel from an east coast inspection firm to perform inspections on the Eastern Seaboard.  This firm will be purchasing equipment this year.  This company has also begun marketing for MATECH with large bridge rehabilitation companies as well as bridge owner agencies.

▪	MATECH has received and commented on the FHWA’s SBTP draft report, which covers the EFS technology. This should be released to the public in the new several months.
▪	MATECH has submitted a grant proposal for the National Institute of Science and Technology in collaboration with Southern Utah Engineers and Lehigh University.
▪	MATECH officials will be meeting with high-ranking politicians throughout the month of July, discussing the cost benefit of EFS use on infrastructure across the country.
▪	MATECH officials had follow up meetings with a large railroad company to talk about further work, which seems promising.
▪	MATECH continues to be in talks with the NSW RTA about the purchase of equipment.
▪	MATECH continues to be in contact with officials at TXDOT, Caltrans, ALDOT, LADOT, NYSDOT, NCDOT, OKDOT, VDOT, as well as others about future inspection work.
▪	MATECH continues to be in talks with other sensor manufacturers to discuss sensor fusion opportunities in the infrastructure and other markets.
▪	MATECH officials presented at and attended the International Bridge Conference, Pittsburgh, PA, in the month of June.

Best regards,

/s/ Robert M. Bernstein

Robert M. Bernstein
CEO

This letter includes “forward-looking statements” from the company that may or may not materialize. Although management believes the assumptions on which the forward-looking statements are based are reasonable, forward-looking statements are inherently subject to risks and uncertainties and no representation is made or should be inferred with respect to the accuracy or completeness of them or the likelihood that they can or will be achieved. In evaluating the forward-looking statements, recipients should consider various factors, including our ability to change the direction of the company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Recipients are cautioned not to place undue reliance upon the accuracy or adequacy of the forward-looking statements.